UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Data of earliest event reported): November 14, 2019

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

955 Massachusetts Avenue, 4th Floor
Cambridge, Massachusetts	2139
(Address of principal executive offices)	(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01 Entry into a Material Definitive Agreement

On November 11, 2019, X4 Pharmaceuticals, Inc. (the “Company”) entered into a lease agreement (the “Lease") with Beacon North Village, LLC (the “Landlord”) for approximately 28,000 square feet of office space currently under construction in a building located at 61 North Beacon Street, Allston, Massachusetts (the “Premises”). The Lease will replace the lease for the Company’s current headquarters located at 955 Massachusetts Avenue, Cambridge, Massachusetts, which expires in July of 2022. The Company intends to move into the Premises in mid-2020.

Monthly rent payments under the Lease are expected to commence on May 11, 2020 (the "Rent Commencement Date"), reflecting a 180-day rent-free period following the execution of the Lease, subject to the timely completion of construction of the Premises. The term of the Lease will continue until the end of the 84th full calendar month following the execution of the Lease, unless earlier terminated in accordance with the terms of the Lease.

Beginning on the Rent Commencement Date, the Company is obligated to make monthly rent payments in an amount of $2.92 per rentable square foot, at an annualized base rate of $35.00 per rentable square foot per year, which is subject to scheduled annual increases for the term of the Lease, plus certain operating expenses. Pursuant to the Lease, the Landlord will contribute up to $1.8 million toward the cost of tenant improvements for the Premises. The Company is also required to provide the Landlord with a $1.1 million security deposit in the form of a letter of credit.

The Company has the right to sublease the Premises, subject to landlord consent. The Company also has the right to renew the Lease for an additional five years at the then prevailing effective market rental rate.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the period ending December 31, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: November 14, 2019	By:	/s/ Adam S. Mostafa
Adam Mostafa
Chief Financial Officer